                                  EXHIBIT 10.11

                          Form of Employment Agreement

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT made as of the 1st day of January, 2000.

BETWEEN:

              DELTA CAPITAL TECHNOLOGIES INC., a company subsisting under the laws of Delaware with an office at Suite 255, 999 - 8th St. SW Calgary, AB T2R 1J5 Canada.

              (the "Company")

AND:

              MIKE STEELE of 2351 Chicootimi Drive N.W., Calgary, Alberta

              (the "Executive")

WHEREAS:

A. The Company trades on the NASD OTC Electronic Bulletin Board and is in the business of developing e-Business software;

B. The Executive is a shareholder of The Matridigm Corporation and has experience in providing marketing, communications and advertising services;

C. The Company is proposing to acquire The Matridigm Corporation and wishes to enter into an employment agreement with the Executive;

D. For their mutual benefit, and with the approval of the Company's Board of Directors, the parties have agreed to set out all of the terms and conditions of their employment relationship in this employment agreement (the "Agreement").

       IN CONSIDERATION FOR the premises, and the mutual covenants and agreements herein contained, the Company and the Executive have agreed that the terms and conditions of their employment relationship shall be as follows:

1.     EMPLOYMENT AND DUTIES

1.1 The Executive's responsibilities and duties shall include those items outlined in the Position Profile attached as Schedule "A" to this Agreement, and such other duties and responsibilities as may reasonably be assigned to him/her from time to time by the Company's Chief Executive Officer (or other senior officer of the Company acting in such capacity). The Executive represents and warrants to the Company that he/she has the required skills and experience to perform the duties and discharge the responsibilities described in Schedule "A". The Executive shall faithfully and diligently perform the duties and discharge the responsibilities assigned to him/her, devoting his/her best efforts and full business time to the business and interests of the Company.



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1.2    While employed under this Agreement, the Executive shall not be involved, directly, and whether as principal, partner, agent, shareholder, officer, advisor, employee or in any other manner whatsoever, in any other business, enterprise or undertaking in direct competition with the Company, other than managing his/her personal investments and finances and participating in charitable activities which do not detract from the Executive fulfilling his/her responsibilities and duties to the Company.

1.3 All policies regarding employment, required behaviour and similar matters (collectively referred to as "Company Policies") published by the Company or delivered to the Executive prior to or following this Agreement are incorporated within this Agreement as though fully set forth in this Agreement. The Executive agrees to be bound by and adhere to all such Company Policies as presently exist or as may be hereafter issued or modified by the Company. Without limiting the foregoing, the Executive agrees to conduct business on behalf of the Company in a manner consistent with proper and ethical business practices and consistent with the best interests of the Company.

2.     TERM OF EMPLOYMENT

2.1 The Executive's employment under this Agreement, notwithstanding the date of this Agreement, shall be deemed to have commenced on January 1, 2000, and continue for a minimum of five (5) years from that date or until terminated pursuant to the provisions set out in Article 5 of this Agreement.

3.     COMPENSATION

3.1 For the services rendered by the Executive under this Agreement, the Company shall pay the Executive, less required statutory deductions, a base annual salary ("Base Salary"): and an annual incentive bonus in the form of cash and/or stock options ("Incentive Bonus"), a discretionary annual bonus dependent on the Company's financial performance ("Profit Bonus"), all as set out in Schedule "B" attached to this Agreement (all elements of compensation hereafter collectively described as "Total Compensation"). Although the Company will be responsible for the payment of the Total Compensation, the Company may, for administrative purposes, have The Matridigm Corporation pay the Total Compensation.

3.2 The Company has agreed, subject to the approval of the Company's Board of Directors, to grant the Executive options to purchase the Company's capital shares in those amounts and on those terms and conditions set out in Schedule "B".

3.3 The Executive shall be entitled to such employee benefits generally provided from time to time to full-time salaried employees of the Company or its subsidiaries, which will include coverage under the provincial Medical Services Plan (100% of the premium paid by the Company) and participation in a health and welfare group benefit insurance plan (the "Group Plan") providing Extended Medical, Dental, Vision, Pharmaceutical, Accidental Death & Dismemberment, Life Insurance, Short Term Disability and Long Term Disability coverages. It is understood and agreed that the extent to which the Company may supply and pay the premiums for such employee benefits are matters solely within the Company's discretion and may be changed from time to time as the Company, in its absolute discretion, may decide.



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3.4    The Executive agrees and acknowledges that it is a bona fide occupational qualification of his/her position with the Company that travel may be required. The Company shall pay or reimburse the Executive for all reasonable travel and entertainment expenses incurred by the Executive in connection with the performance of his/her duties, subject to the approval of the Company. The Executive shall only be entitled to reimbursement to the extent that the Executive follows the reasonable procedures established by the Company for reimbursement of such expenses which will include, but will not necessarily be limited to, providing satisfactory evidence of such expenditures. The Executive expressly agrees that said expenses are incurred as part of the Executive's work for the Company and are not compensation as set forth in paragraphs 3.1,
       3.2 and 3.3.

4.     VACATION

4.1 The Executive shall receive an annual paid vacation of four weeks. Such vacation entitlement will accrue to the Executive at the start of each fiscal year and shall be pro-rated in the years in which the Executive's employment pursuant to this Agreement begins and terminates. The Executive's vacation will be scheduled in consultation with the Company so that it will synchronize with the overall staffing needs of the Company.

5.     TERMINATION

5.1 The Company may terminate the Executive's employment at any time without notice, pay in lieu of notice or severance compensation of any kind, with the written consent of the Executive or if the Company has just cause for termination. It is agreed that just cause includes any material and intentional breach by the Executive of the terms of this Agreement, any conviction for a criminal or penal offence, and any conduct which constitutes just cause for summary dismissal under the law.

5.2 In the absence of written consent, just cause, or a Change in Control of the Company (as hereafter defined), subsequent to January 1, 2000 the Company may terminate the Executive's employment by:

       (a) giving the Executive twelve (12) months written notice of termination of employment, and:

              (i) paying to the Executive all of his Base Salary, Incentive Bonus, Profit Bonus and Stock Options due to the Executive during the twelve (12) month period following notice by the Company;

       or, in the alternative,

       (b) by immediately terminating the Executive's employment and paying the Executive (less any required statutory deductions) any Base Salary, Incentive Bonus, Profit Bonus, Stock Options and unused vacation pay accrued to the date of the termination in lieu of notice and:

              (i) paying the Executive (less any required statutory deduction) any Base Salary, Incentive Bonus, Profit Bonus, Stock Options and vacation pay due to the Executive during the twelve (12) month period following termination by the Company.



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5.3    If and when the Company elects to terminate the Executive's employment pursuant to paragraph 5.2 of this Agreement, the Executive will accept, on the date given, the working notice, if any, and payment of the Base Salary, Incentive Bonus, Profit Bonus, Stock Options and, unused vacation pay, if any, therein described in full and final satisfaction and accord of any and all claims which the Executive has or may have for compensation resulting from, arising out of or connected with the termination of this Agreement and his/her employment with the Company, it being understood and agreed that payment of the said monies will serve to release and forever discharge the Company, its officers, directors, predecessors, successors and assigns from any and all manner of claims, complaints, actions, causes of action, damages, costs and expenses which the Executive then has or may have at common law, in equity or under statute.

5.4 This Agreement and the employment of the Executive by the Company shall terminate upon the death of the Executive, upon the Executive becoming disabled (as defined below) or upon the Executive reaching the age of 65 years. For the purposes of this agreement, "Disabled" shall mean that the Executive shall have qualified for and be receiving benefits under the Company's long-term disability insurance plan or, if there is no such plan in place, that the Executive shall have qualified for and be receiving disability benefits under the Canada Employment Insurance Act and/or the Canada Pension Plan. In the event of the termination of the Executive's employment and this Agreement due to the Executive's death, the Company will not be required or liable to pay the Executive, his/her estate or any benefit plan insurer any compensation beyond the Base Salary, Incentive Bonus, Profit Bonus, unused vacation pay, and Group Plan premiums accrued due and owing under this Agreement as at the date of death, provided however, that the Company will be obliged to honour any share options set out in Article 3 of this Agreement which are exercised by the executors, administrators or representatives of the estate of the Executive within 120 days of the Executive's death.

5.5 The Executive may terminate this Agreement and his/her employment with the Company for Good Reason. For the purposes of this Agreement, "Good Reason" means termination by the Executive after:

       (a) a material breach of the provisions of this Agreement by the Company;

       (b) a material adverse change in the Executive's reporting relationships, duties or scope of responsibilities;

       (c) failure of the Company to re-appoint Executive to an office or to a more senior office;

       (d) failure of the Company's members to elect or re-elect the Executive to the Board of Directors;

       (e) failure of the Company, by act, omission, amendment to the instruments governing its organization and operation or otherwise, to vest in the Executive and maintain the position, duties and responsibilities contemplated by this Agreement;

       (f) failure by the Company to pay any portion of the compensation payable to the Executive under this Agreement; or

       (g) a Change in Control (as defined below)of the Company, where either the Executive is unilaterally assigned duties or responsibilities materially inconsistent with, or diminished from, the Executive's duties and responsibilities with the company immediately prior to the Change in Control, or the Executive's status, duties,



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              responsibilities, titles or offices with the Company are
              materially diminished from those in effect immediately prior to the Change of Control, as determined in the good faith opinion of the Executive,

       provided however, Good Reason shall exist with respect to a matter described above that is capable of being corrected by the Company only if such matter is not corrected by the Company within a reasonable period of time following the Company's receipt of written notice of such matter from the Executive, and in no event shall a termination by the Executive occurring more than 60 days following any such written notice be for Good Reason.

5.6 This Agreement and the Executive's employment hereunder may also terminate as a result of the occurrence of a Qualifying Event (as defined below) during the period between 90 days prior to an announcement of and one-year after a Change in Control. For the purposes of this Agreement, either of the following shall constitute a "Qualifying Event":

       (a) the express termination of the Executive's employment by the Company without just cause; or

       (b) a constructive dismissal of the Executive whereby the Company unilaterally and materially changes a material term or condition of the Executive's contract of service other than as expressly permitted under this Agreement, provided, however, that with respect to a change described herein that is capable of being corrected by the Company, it shall only constitute a Qualifying Event if it is not corrected by the Company within a reasonable period of time following the Company's receipt of written notice of non-acceptance of such change from the Executive, which said notice of non-acceptance will only be effective if received by the Company within 60 days of the change.

5.7 For the purposes of this Agreement, a "Change in Control" shall be deemed to have occurred when:

       (a) a person (meaning an individual, a partnership, or other group or association as defined in the Canada Business Corporations Act) alone or with its affiliates, associates or persons with whom such person is acting jointly or in concert, acquires beneficial ownership of more than 50% of the total voting rights attached to all classes of shares then outstanding of the Company having under all circumstances the right to vote on any resolution concerning the election of directors;

       (b) the Company's shareholders approve an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities, as a result of which less than 50% of the total voting rights attached to all classes of shares of the surviving or resulting entity are, or are to be, owned by the former shareholders of the Company; or

       (c) the shareholders or the directors of the Company approve the sale of 50% or more of the Company's business and/or assets.

5.8 If and when the Executive terminates his/her employment with the Company for Good Reason pursuant to paragraph 5.5 of this Agreement, or upon the occurrence of a Qualifying Event pursuant to paragraph 5.6 of this Agreement, the Company shall pay the Executive (less any required statutory deductions) any Base Salary, Incentive Bonus, Profit Bonus, Stock Options and pro-rated vacation pay accrued due to the date of such termination and which would otherwise have been owing for a period of twenty (20) months thereafter provided, however, that if such termination takes place prior to January 1, 2000 the payment to the Executive will



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       include the Stock Options that would otherwise have accrued to the
       Executive during the twenty month period following January 1, 2000.

5.9 If and when the Executive elects to terminate his employment pursuant to paragraph 5.6 of this Agreement, or upon the occurrence of a Qualifying Event pursuant to paragraph 5.7, and the Company pays the Executive the monies proscribed in paragraph 5.8 of this Agreement, the Executive will accept payment of the monies on the date of payment by the Company in full and final satisfaction and accord of any and all claims which the Executive has or may have for compensation resulting from, arising out of or connected with the termination of this Agreement and his/her employment with the Company, it being understood and agreed that payment of the said monies will serve to release and forever discharge the Company, its officers, directors, predecessors, successors and assigns from any and all manner of claims, complaints, actions, causes of action, damages, costs and expenses which the Executive then has or may have at common law, in equity or under statute.

5.10 The Executive may terminate his/her employment other than for Good Reason by giving the Company three month's written notice of termination. In such event, the Company will not be required or liable to pay the Executive or any benefit plan insurer any compensation or benefit premiums beyond those which are accrued due and owing under this Agreement as at the effective date of termination.

5.11 The Executive agrees that all materials, files, documents and data pertaining to the business carried on by the Company (the "Materials"), shall remain the property of the Company. Such Materials include not only paper, but all data stored on electromagnetic or optical disks, diskettes, tapes or other media accessible through the use of a computer. Upon termination of the Executive's employment, all such Materials in the possession of the Executive shall promptly be delivered up to the Company, and no samples, photostatic copy, duplication or reproduction of such Materials shall be made or taken by the Executive without the express written consent of the Company.

6.     NON-DISCLOSURE AND CONFIDENTIALITY

6.1    In this Article:

       (a) "Confidential Information" means all information, data, facts, knowledge, plans, feasibility studies, approvals, business projections, trade secrets and know-how (whether or not reduced to writing or stored in electronic form) in any way concerning or relating to the business of the Company which is not in the public domain and which in any way has been or may be communicated to the Executive by the Company under this Agreement or is acquired by, or learned of by the Executive Confidant, either directly or indirectly, from the Company.

       (b) "Confidant Group" means directors, officers, employees, agents and advisors of the Company and its affiliates and their respective directors, officers, employees, agents and advisors;

       (c) "Person" shall be interpreted broadly to mean any corporate entity, association, proprietorship, group, joint venture, partnership or individual.

6.2 The Executive acknowledges that the Confidential Information is and will remain the sole and exclusive property of the Company and agrees that he/she will at all times keep all Confidential



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       Information in the strictest confidence, will hold all Confidential
       Information in trust for the Company; and will not at any time directly, indirectly or in any other manner:

       (a) reproduce, exploit or disclose the Confidential Information, in whole or in part, to or for any Person;

       (b) publish, or in any way participate or assist in the publishing of, any Confidential Information; or

       (c)    utilize any Confidential Information, except as provided below in
              Article 6.4 of this Agreement.

6.3 The Executive will take all steps available and will use its best efforts to ensure that each member of the Confidant Group will keep the Confidential Information in strictest confidence and that no member of the Confidant Group will reproduce, exploit or disclose the Confidential Information, in whole or in part, to or for any Person.

6.4 If the Company requests the return of any Confidential Information, the Executive will immediately:

       (a) return all Confidential Information to the Company and will not retain any reproductions or extracts of the Confidential Information for any purpose; and

       (b) destroy all documents, memoranda, notes and records prepared by the Executive based on or arising from the Confidential Information and certify such destruction to the Company in a form reasonably satisfactory to the Company.

6.5 The Executive may disclose Confidential Information only in the following limited circumstances:

       (a) to a Person who has entered into a non-disclosure and confidentiality agreement with the Company in substantially the same form as this Agreement;

       (b) to a member of the Confidant Group who is directly involved and needs to know the contents of the Confidential Information in order to analyze and evaluate the Company's business, who has been provided with a copy of this Agreement by the Executive and who has acknowledged in writing that he/she is bound by the terms of the Agreement;

       (c) if required by law to disclose Confidential Information, in which case the Executive will first seek agreement with the Company on the form of the disclosure prior to its being made; or

       (d)    with the prior written permission of the Company.

6.6 Notwithstanding anything to the contrary, the provisions of this Agreement shall not apply to the following Confidential Information:

       (a) Confidential Information which at the time of disclosure is already in the public domain;

       (b) Confidential Information which, after disclosure, is published or otherwise becomes part of the public domain through no fault of the Executive;



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       (c)    Confidential Information which was already in the Executive's possession at the time of disclosure and was not acquired, directly or indirectly, from the Company; or

       (d) Confidential Information which the Executive received from a third person who did not acquire it, directly or indirectly, from the Company and who did not require the Executive to hold it in confidence.

6.7    The Executive:

       (a) acknowledges that the success, profitability and competitive position of the Company requires that strict confidentiality be maintained at all times with respect to all Confidential Information, and that any breach of such confidentiality is capable of causing substantial damage to the Company;

       (b) acknowledges and agrees that a breach by him/her of any of the covenants contained in the above paragraphs 6.2, 6.3, 6.4 or 6.5 of this Agreement would result in irreparable harm to the business carried on by the Company, such that the Company could not be adequately compensated for such harm by an award of damages. Accordingly, the Executive agrees that in the event of any such breach, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled as a matter of right to obtain from a Court of competent jurisdiction such relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions of paragraphs 6.2, 6.3, 6.4 and 6.5 of this Agreement.

6.8 The covenants contained in this Article 6 of this Agreement shall remain in full force and effect, together with the Company's right to enforce such covenants and recover damages in the event of a breach of any such covenants, notwithstanding the termination of the Executive's employment with the Company.

7.     RESTRICTIVE COVENANTS

7.1 The Executive agrees that following termination of this Agreement, for a period of twelve (12) months, within a geographic radius of 100 kilometers from any business office that the Company operates from time to time, or any business office that the Company reasonably intends to or may operate, the Executive will not individually or in partnership or in conjunction with any person, association, syndicate, partnership, firm, company, corporation or other business enterprise, whether as principal, partner, agent, shareholder, officer, advisor, employee or in any other manner whatsoever:

       (a) except for the benefit of the Company or its subsidiaries or its affiliates, solicit any clients or customers of the Company or its subsidiaries with whom he/she has dealt in the course of being engaged in the business of the Company or its subsidiaries;

       (b) solicit or intend to solicit, interfere with or endeavour to procure, recruit, entice or advise the Company's employees away from the Company for any reason, including, but not limited to, other employment opportunities existing or contemplated and within the knowledge of the Executive.

7.2 The Executive acknowledges that he/she has extensive knowledge of all the services and products proposed or to be provided by, and the present customers and clients of, the Company and its subsidiaries and therefore fully understands and accepts the scope of the restraints on



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       his/her activities set out above as being necessary, reasonable and fundamental to the protection of the competitive advantage of the Company in its business, its trade secrets, confidential information and goodwill, while at the same time do not place undue restrictions on his/her ability to utilize at the conclusion of his/her employment, the knowledge and skills gained by him/her while employed by the Company.

7.3 The Executive acknowledges and agrees that a breach by him/her of any of the covenants contained in paragraphs 7.1 or 7.2 of this Agreement would result in irreparable harm to the business carried on by the Company, such that the Company could not be adequately compensated for such harm by an award of damages. Accordingly, the Executive agrees that in the event of any such breach, in addition to all other remedies available to the Company at law or in equity, the Company shall be entitled as a matter of right to obtain from a Court of competent jurisdiction such relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions of paragraphs
       7.1 and 7.2 of this Agreement.

7.4    The Company and the Executive acknowledge that the covenants made in section 7.1 of this Agreement are made in recognition of the Executive's specific knowledge of the Company's business and of the fact that the Company intends to carry on its business throughout the geographic area specified therein. If any of such covenants shall be held to be unreasonable by a Court of competent jurisdiction by reason of the area, duration or type or scope of service, then said covenant shall be given effect in such reduced form as may be decided or directed by such Court. Notwithstanding the foregoing, if any portion of such covenant should be declared to be unenforceable or invalid for any reason whatsoever, such declaration shall be severable from this Agreement and shall not affect the enforceability or validity of the remaining portions of such covenant.

8.     ENTIRE AGREEMENT

8.1 The terms of this Agreement may be amended or supplemented by those terms as may be set out in Schedule B. To the extent that there is an inconsistency between this Agreement and Schedule B, the terms and conditions contained in Schedule B shall prevail.

8.2 This Agreement, and any policies and Schedules, referred to herein constitute the complete and entire agreement between the Executive and the Company concerning the employment of the Executive and, as of the date this Agreement is executed, replace and supersede any and all prior agreements, written or oral, between the Executive and the Company or any of its predecessors or affiliates relating thereto. Except as specifically set forth in this Agreement, neither party makes any representation or warranty, express or implied, statutory or otherwise, to the other.

8.3 The Executive hereby agrees that all restrictions contained in this Agreement are reasonable and valid and hereby expressly waives any and all defences to their strict enforcement by the Company.

8.4 No waiver or modification of this Agreement or any covenant, condition or restriction herein contained shall be valid unless executed in writing by both the Company and the Executive.



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9.     CONSIDERATION

9.1 The parties acknowledge and agree that this Agreement has been executed by each of them in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

9.2 The parties hereby waive any and all defences relating to an alleged failure or lack of consideration in connection with this Agreement.

9.3 In the event that this Agreement provides a lesser benefit to the Executive than the minimum standard contained in any applicable provincial legislation, the minimum standard contained in the legislation shall prevail to the extent of such inconsistency.


10.    NOTICE

10.1 Any notice required to be given under this Agreement shall be sufficiently given if delivered by hand or sent by registered mail to the Executive at: 2351 Chicoutimi Drive N.W., Calgary, Alberta and to the Company at: Suite 255, 999 - 8th Street S.W., Calgary, Alberta.


11.    SEVERABILITY

11.1 All paragraphs and covenants contained in this Agreement are severable, and in the event that any of them shall be held to be invalid, unenforceable or void by a court or tribunal of competent jurisdiction, such paragraphs or covenants shall be severed and the remainder of this Agreement shall remain in full force and effect.


12.    INTERPRETATION

12.1 Headings are included in this Agreement for convenience of reference only and do not form part of this Agreement.


13.    GOVERNING LAW

13.1 This Agreement shall be governed by the laws of Alberta and the federal laws of Canada applicable therein.


14.    ENUREMENT

14.1 The provisions of this Agreement shall be binding upon the Executive, his/her heirs, executors, administrators, successors and assigns, and shall enure to the benefit of the Company, its successors and assigns.


15.    ASSIGNMENT

15.1   This Agreement may not be assigned by either party.



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16.    INDEPENDENT LEGAL ADVICE

16.1 By the execution of this Agreement, the Executive acknowledges that he/she has received independent legal advice with regard to all of the terms and conditions set forth herein. Should the Executive waive independent legal advice, he/she acknowledges that the Executive does so of his/her own free will, free of any duress, unconscionability, or such other factor as may be applicable. If the Executive waives independent legal advice, the Executive acknowledges same by affixing his/her initials next to this clause.

IN WITNESS WHEREOF this Agreement has been executed by the parties at _________________, __________________, as of the day, month and year first above written.

-------------------------------------------          )
Witness Signature                                    )     ---------------------
                                                     )     MICHAEL STEELE
-------------------------------------------          )
Witness Address                                      )
                                                     )
-------------------------------------------          )
                                                     )
                                                     )
-------------------------------------------          )
Occupation                                           )

DELTA CAPITAL TECHNOLOGIES INC.

Per:

            ---------------------------------

            AUTHORIZED SIGNATORY





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                                  SCHEDULE "A"
                                 JOB DESCRIPTION

                        DELTA CAPITAL TECHNOLOGIES, INC.
                        SENIOR VP MARKETING & DEVELOPMENT
                                   (02/14/00)

--------------------------------------------------------------------------------

      1.    NATURE OF WORK - OVERVIEW

      The Senior Vice President, Marketing & Development (The Marketing & Development VP), will join Delta Capital Technologies Board of Directors and Executive Management Committee in order to provide broad access to information, resources and decision making to assist in performance of his duties. The Marketing & Development VP will be responsible for Delta's overall marketing and the development as well as strengthening of current and future business units as described below.

      2.    NATURE OF THE WORK - DELTA MARKETING

      The Senior Vice President, Marketing & Development, reporting to the President & CEO, will develop the firm's detailed marketing strategy. Leading a marketing team, he will determine the demand for products and services offered by Delta, undertake comparative competitive analysis and identify potential consumers

      The Marketing & Development VP is responsible for developing pricing strategy with an eye towards maximizing Delta's revenues and share of market and, ultimately according to the company's business plan, its profits while ensuring that the Delta's customers are satisfied. In collaboration with Delta's management, The Marketing & Development VP shall monitor trends that indicate the need for new products and services and make recommendations to senior management with respect to product development. The Marketing & Development VP work shall work with in-house advertising and promotion personnel and outside consultants to best promote Delta's products and services and to attract potential users.

      The Marketing & Development VP shall institute an appropriate sales strategy and hire a sales team (s) in consultation with Delta senior management. He will oversee the assignment of sales territories and goals and establish training programs for sales representatives. He will advise sales representatives on ways to improve their sales performance. He will oversee regional sales teams and their staff, and deploy to the company's regional expansion plans.

      The Marketing & Development VP shall serve as a key liaison person between Delta's management and Delta's advertising & promotion agency, Matridigm Corporation, to which many advertising and promotional functions may be contracted out. He shall also work with inside staff and outside contractors in the development and execution of promotional strategies and programs.

      The Marketing & Development VP will work with Delta's senior management in development and execution of public relations programs directed toward Delta's general marketplace audiences and its investors and investor targets.


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      3.    NATURE OF WORK - BUSINESS UNIT DEVELOPMENT

      Delta contemplates the formation of new business units and the strengthening of existing business units through mergers, acquisitions and growth. The Marketing & Development VP shall play a vital role in determining the Company's strategic approach to business unit development and in the execution of approved strategies.

              a. APPLICATION SERVICE PROVIDER - The Marketing & Development VP will assume the lead role in the development of Delta's Application Service Provider (ASP) business. He will, in conjunction with senior management, oversee development of the ASP business plan and, also in conjunction with senior management, oversee the general staffing and other requirements of this as yet undefined Delta business unit. When the unit has been developed, it shall report to the VP Marketing. In the alternative, Delta may develop this business unit by way of acquisition. The Marketing & Development VP- as a key member of Delta's management team
                     - will take the lead role in the identification of ASP acquisition opportunities and their place within Delta's corporate structure. The Marketing & Development VP's job description will be adjusted as the form and nature of the ASP business unit is defined.

              b. MATRIDIGM CORPORATION - The Marketing & Development VP will work with Delta's senior management and the management of Delta's Matridigm Corporation subsidiary in the continued development of that business unit's mainline advertising and promotional activities. He shall liaise with Matridigm Corporation as previously described in the "Nature of Work
                     - Delta Marketing" section above. The Marketing & Development VP shall also work with Delta senior management and Matridigm's management in the introduction of digital services to the unit, including but not limited to, a variety of Internet-enabled technologies and integration services.


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                                  SCHEDULE "B"
                                  COMPENSATION

Base Salary:                 $84,000

Annual Salary Increase:      Years 1-2 - Inflation +3%
                             Years 3-5 (If applicable) - Inflation +5%

Profit Bonus (Annually):     One share of the executive bonus pool as set forth by the
                             Chairman of the Board of Directors of Delta Capital at his
                             sole discretion and based on the overall performance of the company.

Incentive Bonus (Annually):  The executive will receive a 20% of base salary bonus based on the company's success in meeting its revenue and EBITDA objectives as defined in the business plan. In addition, the executive will receive the following performance incentives:

                             1. Additional 5% of base salary for exceeding revenue projections by 5%
                             2. Additional 10% of base salary for exceeding revenue projections by 10%
                             3. 100,000 bonus stock options at the $2 strike price for fiscal year 2000 upon meeting the company's revenue objectives, vested at year-end.
                             4. 100,000 bonus stock options at the $2 strike price for launching the
                                "applications service provider" business as per the business plan*, vested at year-end.

                               * The applications service provider (ASP) is defined as commercial ready and deployed to plan when the company has met its ASP revenue objectives, acquired or built a network and operations center, and deployed sales and marketing personnel.

                                    Bonus stock options beyond fiscal year 2000 will be based on organizational goals and objectives established from time-to-time by the Chairman of the Board.

Warrants:                      As detailed in the Exchange Agreement.


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                                  SCHEDULE "C"












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